EXHIBIT 10.1
SUBORDINATED NOTE PURCHASE AGREEMENT
This SUBORDINATED NOTE PURCHASE AGREEMENT (this "Agreement") is dated as of July 30, 2018, and is made by and among BCB Bancorp, Inc., a New Jersey corporation ("Company"), and the several purchasers of the Subordinated Notes identified on the signature pages hereto (each a "Purchaser" and collectively, the "Purchasers").
RECITALS
WHEREAS, Company has requested that the Purchasers purchase from Company up to $33,500,000 in aggregate principal amount of Subordinated Notes (as defined herein), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).
WHEREAS, Company has engaged Sandler O'Neill + Partners, L.P., as its exclusive placement agent ("Placement Agent") for the offering of the Subordinated Notes.
WHEREAS, each of the Purchasers is an institutional accredited investor as such term is contemplated by Rule 501 of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act").
WHEREAS, the sale of the Subordinated Notes by Company is being made pursuant to Rule 506(b) of Regulation D.
WHEREAS, each Purchaser is willing to purchase from Company a Subordinated Note in the principal amount set forth on such Purchaser's respective signature page hereto (the "Subordinated Note Amount") in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1. DEFINITIONS.
1.1 Defined Terms.  The following capitalized terms generally used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.
"Affiliate(s)" means, with respect to any Person, such Person's immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.
"Agreement" has the meaning set forth in the preamble hereto.
"Bank" means BCB Community Bank, a New Jersey chartered commercial bank and wholly owned subsidiary of Company.

"Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New Jersey are permitted or required by any applicable law or executive order to close.
"Closing" has the meaning set forth in Section 2.5.
"Closing Date" means July 30, 2018.
"Company" has the meaning set forth in the preamble hereto and shall include any successors to Company.
"Company's Liabilities" means Company's obligations under the Transaction Documents.
"Company's SEC Reports" means (i) Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC, (ii) Company's Definitive Proxy Statement on Schedule 14A related to its 2018 Annual Meeting of Shareholders, as filed with the SEC, (iii) any Current Report on Form 8-K, as filed or furnished by Company with the SEC since January 1, 2018, or (iv) Company's Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2018, as filed with the SEC pursuant to the requirements of the Exchange Act.
"Disbursement" has the meaning set forth in Section 3.1.
"Equity Interest" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.
"Exchange Act" has the meaning set forth in Section 4.8.
"FDIC" means the Federal Deposit Insurance Corporation.
"GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.
"Governmental Agency(ies)" means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over Company.
"Governmental Licenses" has the meaning set forth in Section 4.3.
"Hazardous Materials" means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.
"Hazardous Materials Laws" mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including:  the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

"Indebtedness" means and includes:  (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien in property owned by Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Company's or Bank's business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.
"Leases" means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.
 "Material Adverse Effect" means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Company or Purchasers, (4) direct effects of compliance with this Agreement on the operating performance of Company or Purchasers, including expenses incurred by Company or Purchasers in consummating the transactions contemplated by this Agreement, (5) the effects of any action or omission taken by Company with the prior written consent of Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes, and (6) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices, or upon any military installation, equipment, or personnel of the United States, unless it uniquely affects Company or any of its Subsidiaries, taken as a whole.
"Maturity Date" means August 1, 2028.

"Person" means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.
"Placement Agent" means Sandler O'Neill + Partners, L.P.
"Property" means any real property owned or leased by Company or any Affiliate or Subsidiary of Company.
"Purchaser" or "Purchasers" has the meaning set forth in the preamble hereto.
"Regulation D" has the meaning set forth in the Recitals.
"Regulatory Agencies" means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank or any of their Subsidiaries.
"SEC" means the Securities and Exchange Commission.
"Secondary Market Transaction" has the meaning set forth in Section 5.5.
"Securities Act" has the meaning set forth in the Recitals.
"Subordinated Note" means the Subordinated Note (or collectively, the "Subordinated Notes") in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.
"Subordinated Note Amount" has the meaning set forth in the Recitals.
"Subsidiary" means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.
"Tier 2 Capital" has the meaning given to the term "Tier 2 capital" in 12 C.F.R. Part 208 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.
"Transaction Documents" has the meaning set forth in Section 3.2.1.1.
1.2 Interpretations.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word "including" when used in this Agreement without the phrase "without limitation," shall mean "including, without limitation." All references to time of day herein are references to Eastern Time unless otherwise specifically provided.  All references to this Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time.  With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

1.3 Exhibits Incorporated.  All Exhibits attached are hereby incorporated into this Agreement.
2. SUBORDINATED DEBT.
2.1 Certain Terms.  Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes, in an amount equal to the aggregate of the Subordinated Note Amounts.  The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes, from Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes at a purchase price equal to 100% of the principal amount thereof.  The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes.  The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (ii) Company's delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.
2.2 Subordination.  The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.
2.3 Maturity Date.  On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full.  Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and the Purchasers hereafter specifically otherwise agree in writing.
2.4 Unsecured Obligations.  The obligations of Company to the Purchasers under the Subordinated Notes shall be unsecured.
2.5 The Closing.  The execution and delivery of the Transaction Documents (the "Closing") shall occur at the offices of Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.
2.6 Payments.  Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.
2.7 Right of Offset.  Each Purchaser hereby expressly waives any right of offset it may have against Company.
2.8 Use of Proceeds.  Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes, including improving the liquidity position at the holding company and providing capital to its bank subsidiary.

3. DISBURSEMENT.
3.1 Disbursement.  On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company and Company has executed and delivered to each of the Purchasers this Agreement and the Subordinated Notes and any other related documents in form and substance reasonably satisfactory to Purchasers, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth on such Purchaser's signature page hereto to Company in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount (the "Disbursement").  Company will deliver to the respective Purchaser one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by Company by overnight delivery on the next calendar day in accordance with the delivery instructions of Purchaser), registered in such names and denominations as such Purchaser may request.
3.2 Conditions Precedent to Disbursement.
3.2.1           Conditions to Purchasers' Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by them at Closing and to effect the Disbursement is subject to delivery by or at the direction of Company to such Purchaser each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):
3.2.1.1        Transaction Documents.  This Agreement and the Subordinated Notes (collectively, the "Transaction Documents"), each duly authorized and executed by Company.
3.2.1.2        Authority Documents.
(a)	A copy, certified by the Secretary or Assistant Secretary of Company, of the Certificate of Incorporation of Company;
(b)	A certificate of existence of Company issued by the Secretary of State of the State of New Jersey;
(c)	A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of Company;
(d)
A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors (and any committee thereof) of Company authorizing the execution, delivery and performance of the Transaction Documents;

(e)
An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

(f)	The opinion of Luse Gorman, PC, counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to the Purchasers and Placement Agent.

3.2.1.3        Officer's Certificate.  A certificate signed on behalf of Company by a senior executive officer certifying that the representations and warranties of Company set forth in this Agreement are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (and except that (i) representations and warranties made as of a specified date shall only be required to be true and correct as of such date and (ii) the representations and warranties of Company set forth in Sections 4.2.1, 4.2.3 and 4.5 shall be true and correct in all respects).
3.2.1.4        Other Documents.  Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.
3.2.1.5        Aggregate Investments.  Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser's signature page.
3.2.2        Conditions to Company's Obligation.
3.2.2.1        Since the date of this Agreement, there shall not have been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to Company or its Subsidiaries or the transactions contemplated by this Agreement by any Governmental Agency which imposes any restriction or condition that Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on Company's business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to Company to such a degree that Company would not have entered into this Agreement had such condition or restriction been known to it on the date hereof.
3.2.2.2        With respect to a given Purchaser, the obligation of Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Purchaser to Company this Agreement, duly authorized and executed by such Purchaser.
3.2.2.3        The representations and warranties of each Purchaser set forth in this Agreement must be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein) would not materially adversely affect the ability of such Purchaser to perform its obligations hereunder.
4. REPRESENTATIONS AND WARRANTIES OF COMPANY.
Company hereby represents and warrants to each Purchaser as follows:
4.1 Organization and Authority.
4.1.1        Organization Matters of Company and Its Subsidiaries.

4.1.1.1        Company is validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents.  Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
4.1.1.2        Each Subsidiary either has been duly organized and is validly existing as a corporation or limited liability company, in each case in good standing under the laws of the jurisdiction of its incorporation, or has been duly chartered and is validly existing as a New Jersey state chartered bank, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other equity interests in, any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other entity.
4.1.1.3        Bank is a New Jersey state chartered bank.  The deposit accounts of Bank are insured by the FDIC up to applicable limits.  Neither Company nor Bank has received any notice or other information indicating that Bank is not an "insured depository institution" as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Bank as an FDIC-insured institution.
4.1.2        Capital Stock and Related Matters.  All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and nonassessable.  There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person other than Company except pursuant to Company's equity incentive plans duly adopted by Company's Board of Directors.
4.1.3        Subsidiaries.  Each of Company's Subsidiaries that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X is reflected in its Annual Report on Form 10‑K for the fiscal year ended December 31, 2017.
4.2 No Impediment to Transactions.
4.2.1        Transaction is Legal and Authorized.  The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of Company.

4.2.2        Agreement.  This Agreement has been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.
4.2.3        Subordinated Notes.  The Subordinated Notes have been duly authorized by Company and when executed by Company and issued, delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of Company, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.
4.2.4        No Defaults or Restrictions.  Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under:  (1) the Certificate of Incorporation or By-laws of Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (4) any statute, rule or regulation applicable to Company, except, in the case of items (2), (3) or (4), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company or Bank.  Neither Company nor Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank, as applicable, is a party or by which Company or Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.
4.2.5        Governmental Consent.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or "blue sky" laws of the various states and any applicable federal or state banking laws and regulations.
4.3 Possession of Licenses and Permits.  Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Company or such applicable Subsidiary; Company and each Subsidiary of Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Company or such applicable Subsidiary of Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have or reasonably be expected to have a Material Adverse Effect on Company or such applicable Subsidiary of Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
4.4 Financial Condition.
4.4.1        Company Financial Statements.  The financial statements of Company included in Company's SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders' equity and financial position of Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and Regulation S-X promulgated under the Securities Act.  The books and records of Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.  Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company SEC Reports for Company's most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.
4.4.2        Absence of Default.  Since the date of the latest audited financial statements included in Company's SEC Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company.  Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Company.
4.4.3        Solvency.  After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature.  No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.
4.4.4        Ownership of Property.  Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in Company's SEC Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries.  Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it.  Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in Company's SEC Reports.
4.5 No Material Adverse Change.  Since the date of the latest audited financial statements included in Company's SEC Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries.
4.6 Legal Matters.
4.6.1        Compliance with Law.  Company and each of its Subsidiaries (i) has complied with and (ii) is not under investigation with respect to, and, to Company's knowledge, have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Government Agency, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries. Company and each of its Subsidiaries (x) is compliant with their own privacy policies and written commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees, in each case the failure to comply with which would not result, individually or in the aggregate, in a Material Adverse Effect, and (y) at no time during the two years prior to the date hereof has received any notice asserting any violations of any of the foregoing which would result, individually or in the aggregate, in a Material Adverse Effect.
4.6.2        Regulatory Enforcement Actions.  Company, Bank and its other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except where the failure to comply with which would have a Material Adverse Effect.  None of Company, Bank, Company's Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company's knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency unresolved.

4.6.3        Pending Litigation.  There are no actions, suits, proceedings or written agreements pending, or, to Company's knowledge, threatened or proposed, against Company, Bank, or any of its other Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries or affect issuance or payment of the Subordinated Notes; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on Company or any of its Subsidiaries.
4.6.4        Environmental.  No Property is or, to Company's knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Company nor any of its Subsidiaries has engaged in such activities.  There are no claims or actions pending or, to Company's knowledge, threatened against Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.
4.6.5        Brokerage Commissions.  Except for commissions paid to the Placement Agent, neither Company nor any Affiliate of Company is obligated to pay any brokerage commission or finder's fee to any Person in connection with the transactions contemplated by this Agreement.
4.6.6        Investment Company Act.  Neither Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.
4.7 No Misstatement.  No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by Company to Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, not misleading.
4.8 Reporting Compliance.  Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the rules and the regulations of the SEC thereunder (collectively, the "Exchange Act").  Company's SEC Reports at the time they were or hereafter are filed with the SEC, complied in all material respects with the requirements of the Exchange Act and did not and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.9 Internal Control Over Financial Reporting.  Company and its Subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of Company's most recent audited fiscal year, (y) Company has no knowledge of (i) any material weakness in Company's internal control over financial reporting (whether or not remediated) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls and (z) there has been no change in Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Company's internal control over financial reporting.
4.10 Disclosure Controls and Procedures.  Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act), that (i) are designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that material information relating to Company and its Subsidiaries is made known to Company's principal executive officer and principal financial officer by others within Company and its Subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established.  As of the date hereof, Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of Company's disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended.  Based on the evaluation of Company's and each Subsidiary's disclosure controls and procedures described above, Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls.  Since the most recent evaluation of Company's disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
4.11 No Registration.  No person has the right to require Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Subordinated Notes to be sold by Company hereunder.
4.12 Representations and Warranties Generally.  The representations and warranties of Company set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein.  Any certificate signed by an officer of Company and delivered to the Purchasers or to counsel for Purchasers shall be deemed to be a representation and warranty by Company to the Purchasers as to the matters set forth therein.
5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.
Company hereby further covenants and agrees with each Purchaser as follows:
5.1 Compliance with Transaction Documents.  Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.

5.2 Affiliate Transactions.  Company shall not itself, nor shall it cause, permit or allow any Subsidiary to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company's or such Affiliate's business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.
5.3 Compliance with Laws.
5.3.1        Generally.  Company shall comply and cause Bank and each other Subsidiary to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company.
5.3.2        Regulated Activities.  Company shall not itself, nor shall it cause, permit or allow Bank or any other Subsidiary (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Company, Bank and/or such Subsidiary or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.
5.3.3        Taxes.  Company shall and shall cause Bank and any other Subsidiary to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company, Bank or any other Subsidiary or upon the income, profits, or property of Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Company, Bank or any other Subsidiary.  Notwithstanding the foregoing, none of Company, Bank or any other Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company, Bank and such other Subsidiary.
5.3.4        Corporate Existence.  Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of Bank and the other Subsidiaries and its and their rights and franchises, and comply in all material respects with all related laws applicable to Company, Bank or the other Subsidiaries.
5.3.5        Dividends, Payments, and Guarantees During Event of Default.  During the continuance of an Event of Default (as defined under the Subordinated Notes) and except as required by any federal or state Governmental Agency, Company shall not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Company's indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company's common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company's capital stock or the exchange or conversion of one class or series of Company's capital stock for another class or series of Company's capital stock; (iv) the purchase of fractional interests in shares of Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company's common stock related to the issuance of common stock or rights under any benefit plans for Company's directors, officers or employees or any of Company's dividend reinvestment plans.
5.3.6        Tier 2 Capital.  If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Purchasers, and thereafter Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.
5.4 Absence of Control.  It is the intent of the parties to this Agreement that in no event shall Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.
5.5 Secondary Market Transactions.  Each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a "Secondary Market Transaction").  In connection with any such Secondary Market Transaction, Company shall, at Company's expense, cooperate with Purchasers and otherwise reasonably assist Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction.  Subject to any written confidentiality obligation, all information regarding Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by Purchaser in connection with participation in such Secondary Market Transaction.  All documents, financial statements, appraisals and other data relevant to Company or the Subordinated Notes may be retained by any such Person.
5.6 Bloomberg and DTC.  Company shall use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg and to be registered in the name of The Depository Trust Company.
6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS.
Each Purchaser hereby represents and warrants to Company, and covenants with Company, severally and not jointly, as follows:
6.1 Legal Power and Authority.  It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2 Authorization and Execution.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.
6.3 No Conflicts.  Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.
6.4 Purchase for Investment.  It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same.  It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.
6.5 Institutional Accredited Investor.  It is and will be on the Closing Date an institutional "accredited investor" as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets.
6.6 Financial and Business Sophistication.  It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes.  It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.
6.7 Ability to Bear Economic Risk of Investment.  It recognizes that an investment in the Subordinated Notes involves substantial risk.  It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Company.
6.8 Information.  It acknowledges that:  (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of publicly available financial and other information concerning Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes.  It has reviewed the information set forth in Company's SEC Reports and the exhibits and schedules hereto and contained in the investor data room established by Company on July 13, 2018.
6.9 Access to Information.  It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.
6.10 Investment Decision.  It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity, including the Placement Agent.  Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company's representations and warranties contained herein.  It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of Company made or contained in this Agreement.  Furthermore, it acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.
6.11 Private Placement; No Registration; Restricted Legends.  It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it.  It is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.  It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note.  It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.
6.12 Placement Agent.  It will purchase the Subordinated Note(s) directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.
6.13 Tier 2 Capital.  If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Purchasers, and thereafter Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.
6.14 Accuracy of Representations.  It understands that each of the Placement Agent and Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and Company.
6.15 Representations and Warranties Generally.  The representations and warranties of Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein.  Any certificate signed by a duly authorized representative of Purchaser and delivered to the Company or to counsel for Company shall be deemed to be a representation and warranty by Purchaser to Company as to the matters set forth therein.
7. TERMINATION.  Purchasers may terminate this Agreement (i) at any time prior to the Closing Date by written notice signed by all Purchasers to Company if Purchasers shall decline to purchase the Subordinated Notes for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 3.2 is not fulfilled by the Company or waived in writing by the Purchasers on or prior to the Closing Date.  Any termination pursuant to this Section shall be without liability on the part of (a) Company to Purchasers or (b) Purchasers to Company.
8. MISCELLANEOUS.
8.1 Prohibition on Assignment by Company.  Except as described in Section 8(b) (Merger and Sale of Assets) of the Subordinated Notes, Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of a Purchaser.  In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.
8.2 Time of the Essence.  Time is of the essence of this Agreement.
8.3 Waiver or Amendment.  No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the consent of the holders of not less than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may:  (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note, (iv) change the currency in which payment of the obligations of Company under this Agreement and the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes, (vi) make any changes to Section 6 (Failure to Make Payments) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; or (vii) disproportionately affect any of the holders of the then outstanding Subordinated Notes.  Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes.  No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.  No notice or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand.  No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder.  Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.
8.4 Severability.  Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein.  Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.
8.5 Notices.  Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next business day delivery, addressed:
if to Company:	BCB Bancorp, Inc. 104-110 Avenue C Bayonne, NY 07002 Attention: John J. Brogan, Esq.
with a copy to:	Luse Gorman, PC 5335 Wisconsin Avenue, NW Suite 780 Washington, D.C. 20015 Attention: Marc Levy, Esq.
if to Purchasers:	To the address indicated on such Purchaser's signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above.  Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).
8.6 Successors and Assigns.  This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company.  The term "successors and assigns" will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.
8.7 No Joint Venture.  Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with Company.
8.8 Documentation.  All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.
8.9 Entire Agreement.  This Agreement and the Subordinated Notes along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.  No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.
8.10 Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws.  Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.
8.11 No Third Party Beneficiary.  This Agreement is made for the sole benefit of Company and the Purchasers, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.
8.12 Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
8.13 Captions; Counterparts.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
8.14 Knowledge; Discretion.  All references herein to Purchaser's or Company's knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party's Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices.  Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser's discretion or opinion, to the granting or withholding of a Purchaser's consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.
8.15 Waiver Of Right To Jury Trial.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR PURCHASERS.  THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL.  THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
8.16 Expenses.  Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.
8.17 Survival.  Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.
COMPANY: BCB BANCORP, INC. By:
Name: Thomas Coughlin Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER: [INSERT PURCHASER'S NAME] By:

Name:              [●]
Title: [●]

Address of Purchaser:

[INSERT DOMICILE/HEADQUARTER ADDRESS OF PURCHASER AND MAILING ADDRESS FOR DELIVERY OF NOTICES (IF DIFFERENT)]

Principal Amount of Purchased Subordinated Note:

$[●]

EXHIBIT A
SUBORDINATED NOTE CERTIFICATE

BCB BANCORP, INC.
5.625% FIXED-TO-FLOATING SUBORDINATED NOTE DUE AUGUST 1, 2028
THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF CREDITORS (OTHER THAN CREDITORS OF EXISTING SUBORDINATED DEBT) OF BCB BANCORP, INC. (THE "COMPANY"), AND DEPOSITORS OF BCB COMMUNITY BANK (THE "BANK"), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED.  IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.  IN THE EVENT OF LIQUIDATION ALL DEPOSITORS AND OTHER CREDITORS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE.  AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH DEPOSITORS AND CREDITORS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.
THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENT AGENCY OR FUND.
THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF.  ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.  ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.
THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.  THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT DATED JULY 30, 2018, BETWEEN THE COMPANY AND THE PURCHASERS REFERRED TO THEREIN (THE "PURCHASE AGREEMENT"), A COPY OF WHICH IS ON FILE WITH THE COMPANY.

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CERTAIN ERISA CONSIDERATIONS:
THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE "PLAN ASSETS" OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

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No. 2028-[                            ] CUSIP [              ]
BCB BANCORP, INC.
5.625% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2028
1. Subordinated Notes. This Subordinated Note is one of an issue of notes of BCB Bancorp, Inc., a New Jersey corporation (the "Company"), designated as the "5.625% Fixed-to-Floating Rate Subordinated Notes due 2028" (the "Subordinated Notes").
2. Payment. The Company, for value received, promises to pay to the order of CEDE & CO., or its registered assigns, the principal sum of [                                  ] ($[             ]), plus accrued but unpaid interest on August 1, 2028 ("Stated Maturity") and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding August 1, 2023 or the earlier redemption date contemplated by Section 4(a) of this Subordinated Note, at the rate of 5.625% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on February 1 and August 1 of each year (each, a "Fixed Interest Payment Date"), beginning February 1, 2019, and (ii) from and including August 1, 2023 to but excluding the Stated Maturity or the earlier redemption date contemplated by Section 4(b) of this Subordinated Note, at the rate per annum, reset quarterly, equal to LIBOR determined on the determination date of the applicable Interest Period plus 272 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, a "Floating Interest Payment Date").  An "Interest Payment Date" is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable. "LIBOR" means the 3-month USD LIBOR, which will be the offered rate for 3-month deposits in U.S. dollars, as that rate appears on the Reuters Screen LIBOR01 Page (or any successor page thereto) as of 11:00 a.m., London time, as observed two London banking days prior to the first day of the applicable floating rate interest period; provided, however, that if the three-month USD LIBOR is less than zero then the three-month USD LIBOR shall be deemed to be zero. If such screen does not include such a rate or is unavailable on a determination date, the Company will request the principal London office of each of four major banks in the London interbank market, as selected by the Company, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such determination date, to prime banks in the London interbank market for three-month deposits in U.S. dollars in a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Company will request each of three major banks in the City of New York, as selected by the Company, to provide such bank's rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such determination date, in a principal amount of not less than $1,000,000. If at least two such rates are so provided, three-month LIBOR for the interest period related to such reset rate determination date will be the arithmetic mean of such quotations.  A London banking day is a day on which commercial banks and foreign currency markets settle payments and are open for general business in London, England. Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day. The term "Business Day" means any day other than Saturday or Sunday or any other day on which banking institutions in the State of New Jersey are permitted or required by any applicable law or executive order to close.

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3. Subordination.  The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company and depositors of the Bank, whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, "Senior Indebtedness"), which shall consist of principal of (and premium, if any) and interest, if any, on: (a) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, deposits of the Bank, and all obligations to the Company's general and secured creditors; (b) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers' acceptances, security purchase facilities and similar direct credit substitutes; (d) any capital lease obligations of the Company; (e) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (f) all obligations that are similar to those in clauses (a) through (e) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; and (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Company, and (h) in the case of (a) through (g) above, all amendments, renewals, extensions, modifications and refunding's of such indebtedness and obligations; except "Senior Indebtedness" does not include (i) the Subordinated Notes, (ii) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, (iii) the existing junior subordinated debentures of the Company (underlying the outstanding trust preferred securities) as of the date of the issuance of this Subordinated Note to which this Subordinated Note shall be senior, or (iv) any indebtedness between the Company and any of its subsidiaries or Affiliates.  This Subordinated Note is not secured by any assets of the Company. The term "Affiliate(s)" means, with respect to any Person, such Person's immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.
In the event of liquidation of the Company, all creditors of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note.  Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note.  In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a "Noteholder" and, collectively, the "Noteholders"), together with the holders of any obligations of the Company ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock.

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If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have otherwise ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes.  The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.
Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.
4. Redemption.
(a) Redemption Prior to Fifth Anniversary This Subordinated Note shall not be redeemable by the Company in whole or in part prior to the fifth anniversary of the date upon which this Subordinated Note was originally issued (the "Issue Date"), except in the event of a: (i) Tier 2 Capital Event (as defined below); (ii) Tax Event (as defined below); or (iii) Investment Company Event (as defined below).  Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, the Company may redeem this Subordinated Note in whole or in part at any time, upon giving not less than 10 days' notice to the holder of this Subordinated Note at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date.  "Tier 2 Capital Event" means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that this Subordinated Note no longer qualifies as "Tier 2" Capital (as defined by the Board of Governors of the Federal Reserve System (the "Federal Reserve")) (or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Subordinated Note.  "Tax Event" means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.  "Investment Company Event" means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within 120 days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

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(b) Redemption on or after Fifth Anniversary.  On or after the fifth anniversary of the Issue Date, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part at any time or from time to time upon any Interest Payment Date, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000.  In addition, the Company may redeem all or a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event.
(c) Partial Redemption.   If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders.  For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed.
(d) No Redemption at Option of Noteholder.  This Subordinated Note is not subject to redemption at the option of the holder of this Subordinated Note.
(e) Effectiveness of Redemption.  If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the amount of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the amount called for redemption and all rights with respect to the amount of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the holder hereof to receive the amount payable on such redemption, without interest.
(f) Regulatory Approvals. Any such redemption shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, the consent of the Federal Reserve.  In the case of any redemption of this Subordinated Note pursuant to paragraphs (b) and (c) of this Section 4, the Company will give the holder hereof notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than 30 nor more than 45 calendar days prior to the redemption date.
(g) Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise.  If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.
5. Events of Default; Acceleration; Compliance Certificate. Each of the following events shall constitute an  "Event of Default":
(a) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days;

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(b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;
(c) the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;
(d) the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of 30 days;
(e) the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;
(f) the liquidation of the Company (for avoidance of doubt, "liquidation" does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);
(g) the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes, and the continuation of such failure for a period of 60 days after the date on which notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 21, to the Company by the Noteholders of at least 25% in aggregate principal amount of the Subordinated Notes at the time outstanding; or
(h) the default by the Company with respect to any Senior Indebtedness having an aggregate principal amount outstanding of at least $15,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.
If an Event of Default described in Section 5(a) or Section 5(b) occurs, then the principal amount of all of the outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of any Noteholder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 5(a) or Section 5(b), no Noteholder may accelerate the Stated Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable.  The Company, within 45 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 13 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

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6. Failure to Make Payments. In the event of an Event of Default under Section 5(d) or Section 5(e) above, the Company will, upon demand of the holder of this Subordinated Note, pay to the holder of this Subordinated Note the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Subordinated Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law.  If the Company fails to pay such amount upon such demand, the holder of this Subordinated Note may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.
Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note, or an Event of Default until such Event of Default is cured by the Company, except as may be required by any federal or state government agency, the Company shall not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock; (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company's common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company's common stock related to the issuance of common stock or rights under any benefit plans for the Company's directors, officers or employees or any of the Company's dividend reinvestment plans.
7. Affirmative Covenants of the Company.
(a) Payment of Principal and Interest. The Company covenants and agrees for the benefit of the holder of this Subordinated Note that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.  Principal and interest will be considered paid on the date due if the Company or a subsidiary thereof, holds as of 11:00 a.m., Bayonne, New Jersey time, on any Interest Payment Date, an amount in immediately available funds provided by the Company that is designated for and sufficient to pay all principal and interest then due.

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(b) Maintenance of Office. The Company will maintain an office or agency in Bayonne, New Jersey where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served.
The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in Bayonne, New Jersey. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.
(c) Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each subsidiary; and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.
(d) Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 7(a) or Section 7(b) above, with respect to this Subordinated Note if before the time for such compliance the Noteholders of at least a majority in principal amount of the outstanding Subordinated Notes, by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.
(e) Company Statement as to Compliance. The Company will deliver to the Noteholders, within 120 days after the end of each fiscal year, an Officer's Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
(f) Tier 2 Capital.  If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Stated Maturity of the Subordinated Notes, the Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 7(f) shall limit the Company's right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) or Section 4(b).

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(g) Compliance with Laws.  The Company shall comply in all material respects with all applicable laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a material adverse effect (i) in the condition (financial or otherwise), or in the earnings of the Company, whether or not arising in the ordinary course of business, or (ii) on the ability of the Company to perform its obligations under this Subordinated Note.
(h) Taxes and Assessments.  The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.
8. Negative Covenants of the Company.
(a) Limitation on Dividends.  The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not "well capitalized" for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for dividends payable solely in shares of common stock of the Company.
(b) Merger or Sale of Assets.  The Company shall not merge into another entity or convey, transfer or lease substantially all of  its properties and assets to any person, unless:
(i)     the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and
(ii)    immediately after giving effect to such transaction, no Event of Default (as defined above), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.
9. Denominations.  The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
10. Charges and Transfer Taxes.  No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.

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11. Payment Procedures.  Payment of the principal and interest payable on the Stated Maturity will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered holder of this Subordinated Note if such Noteholder shall have previously provided wire instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 21 below) or at such other place or places as the Company shall designate by notice to the registered Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures.  Payments of interest (other than interest payable on the Stated Maturity) shall be made by wire transfer in immediately available funds or check mailed to the registered holder of this Subordinated Note, as such person's address appears on the Security Register (as defined below).  Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day (such date being referred to herein as the "Regular Record Date"), except that interest not paid on the Interest Payment Date, if any, will be paid to the holder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a "Special Record Date"), notice of which shall be given to the holder of this Subordinated Note not less than 10 calendar days prior to such Special Record Date.  (The Regular Record Date and Special Record Date are referred to herein collectively as the "Record Dates").  To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due.  All payments on this Subordinated Note shall be applied first against costs and expenses of the holder of this Subordinated Note; then against interest due hereunder; and then against principal due hereunder.  The holder of this Subordinated Note acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes.  In the event that the holder of this Subordinated Note receives payments in excess of its pro rata share of the Company's payments to the holders of all of the Subordinated Notes, then the holder of this Subordinated Note shall hold in trust all such excess payments for the benefit of the holders of the other Subordinated Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
12. Form of Payment.  Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
13. Registration of Transfer, Security Register.  Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the holder of this Subordinated Note in person, or by his attorney duly authorized in writing, at the Payment Office.  The Company shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the "Security Register").  Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder.  Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the holder of this Subordinated Note or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law.  No exchange or registration of transfer of this Subordinated Note shall be made on or after the fifteenth day immediately preceding the Stated Maturity.  This Subordinated Note is subject to the restrictions on transfer of the Purchase Agreement between the Company and the Purchasers identified therein, who were the original holders of the Subordinated Notes, a copy of which is on file with the Company.

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14. Charges and Transfer Taxes.  No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.
15. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.
16. Ownership.  Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the holder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.
17. Waiver and Consent.  Any consent or waiver given by the holder of this Subordinated Note shall be conclusive and binding upon such holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.  This Subordinated Note may be also amended or waived pursuant to, and in accordance with, the provisions of Section 8.3 of the Purchase Agreement.  No delay or omission of the holder of this Subordinated Note to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution which shall be a holder of this Subordinated Note or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

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18. Absolute and Unconditional Obligation of the Company.  No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.
(a) No delay or omission of the holder of this Subordinated Note to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
(b) Any insured depository institution which shall be a holder of this Subordinated Note or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.
19. No Sinking Fund; Convertibility.  This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary.
20. No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rate of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the holder hereof and as part of the consideration for the issuance of this Subordinated Note.
21. Notices.  All notices to the Company under this Subordinated Note shall be in writing and addressed to the Company at 104-110 Avenue C, Bayonne, New Jersey 07002, Attn: John J. Brogan, Esq., General Counsel, or to such other address as the Company may notify to the holder of this Subordinated Note (the "Payment Office").  All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.
22. Further Issues.  The Company may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.
23. Governing Law.  THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.
Dated: July 30, 2018
BCB BANCORP, INC.

By:
	Name:	Thomas Coughlin
	Title:	President and Chief Executive Officer

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ASSIGNMENT FORM
To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee's name, address and zip code)

(Insert assignee's social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________________________	Your signature:____________________________________________________________ (Sign exactly as your name appears on the face of this Subordinated Note)
Tax Identification No:_______________________________________________________
Signature Guarantee:_______________________________________________________________________________________________________________________________
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.
In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:
CHECK ONE BOX BELOW:
☐	(1)	acquired for the undersigned's own account, without transfer;
☐	(2)	transferred to the Company;
☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act");
☐	(4)	transferred under an effective registration statement under the Securities Act;
☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;
☐	(6)
transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an "accredited investor" (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature: _________________________________________________________________

Signature Guarantee:
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).
TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:___________________________________	Signature:__________________________________________________________________

EXHIBIT B
OPINION OF COUNSEL
1. Company (i) has been organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in Company's SEC Reports and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
2. Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Agreement.
3. The Agreement has been duly and validly authorized, executed and delivered by Company.
4. The Subordinated Notes have been duly and validly authorized by Company and when issued and delivered to and paid for by Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, and enforceable against Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
5. Assuming the accuracy of the representations and warranties of each of Purchasers set forth in the Agreement, the Subordinated Notes to be issued and sold by Company to Purchasers pursuant to the Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act.